Exhibit 23






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS





      As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 1995 on the financial statements of Alabama Power Company, included in this Form 8-K, into Alabama Power Company's previously filed Registration Statement File No. 33-49653.


/s/  Arthur Andersen LLP


Birmingham, Alabama
March 1, 1995